THIS AMENDMENT AGREEMENT is made as of the 1st Day of July, 2008 and is supplemental to the Employment Agreement made as of 9th Day of April, 2008, made by and among Flagstone Reassurance Suisse SA (the “Company”) and Patrick Boisvert (the “Employee”) (the “Original Agreement”).

WHEREBY IT IS AGREED as follows:

1)	Definitions and Interpretation

“Effective Date”, means 1st July, 2008.

Any term not defined in this Amendment Agreement shall have the meaning as set out in the Original Agreement.

2)	Amendment

With effect from the Effective Date, the amendments are as follows:

Section 5 of the Original Agreement shall be deleted and replaced with the following new Section 5.

3.	Term and starting date
This Employment Agreement is concluded for an indefinite duration. The Employee shall start working on Start Date. The employment shall be subject at all times to the grant and maintenance of any required Swiss Work Permit.

This Employment Agreement may be terminated by either party upon three months’ notice, effective as of the end of the month.

Section 14 of the Original Agreement shall be deleted and replaced with the following new Section 14.

14.	Accident
The Employee is insured for occupational as well as non-occupational accidents according to the mandatory Swiss accident insurance (LAA).

The continuation of salary payment in case of accident is determined by Art 324a and 324b of the Swiss Code of Obligations. In no case shall the Employee be entitled to receive salary after the end of this Employment Agreement.

3)	Whole Agreement

i)
Except as specifically amended hereby, the Original Agreement shall continue in full force and effect in accordance with the provisions hereof on the date hereof and nothing herein contained shall be construed as waiver or modification of existing rights under the Original Agreement, except as such rights are expressly modified hereby.

ii)
This Amendment Agreement constitutes an entire agreement and understanding of the parties with respect to the subject matter hereof. The Amendment Agreement shall be governed by and construed in accordance with the laws of Switzerland.

IN WITNESS WHEREOF the parties hereto have set their hands the date first above written.

Flagstone Réassurance Suisse SA

Guy Swayne CEO	Patrick Boisvert